UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) or the Securities Exchange Act of 1934


                     Date of Report:     September 9, 2004

                         Commission file number 0-16602


                             O'HARA RESOURCES, LTD.
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           Nevada                                     88-0485907
   -----------------------                       ----------------------
   (State of Incorporation)                   (IRS Employer I.D. No.)


                        3394 Lakeside Court, Reno, Nevada  89509
                        (Address of principal executive offices)

                                      775-337-7630
                                   (Telephone Number)

Item 5.   Other Events and Regulation FD Disclosure.

On May 13, 2004, O'Hara Resources, Ltd. ("the Company") reported that the Company had signed two Letters of Intent to acquire 100% of Blackstone Mining Company, Inc., an Idaho Corporation, and 81% of VisioNET Television Network, Inc., a Nevada Corporation. The Company subsequently failed to obtain adequate funding to complete the acquisitions. The time for the Company to complete the acquisitions has now expired.

The Company has recently entered into an agreement with Vision Energy Corporation (Vision Energy), a Nevada Corporation (no relation to VisioNET Television Network, Inc.), by which the Company has agreed to acquire 50% of Vision Energy's wholly owned subsidiary, Vision Energy Group, a Nevada Corporation. Vision Energy Group, focuses on Energy Conservation and specializes in Renewable Energy Design and Technology. In conjunction with the acquisition, Mr. Russell Smith has been appointed to the position of President of the Company. Mr. Smith and Mr. Ralph Greenberg have also both been appointed to two previously vacant seats on the Company's Board of Directors. Mr. Robert Vrooman will continue to serve as the Company's Chief Executive Officer, the Company's Secretary and as Chairman of the Board. The Company and Vision Energy anticipate a complete merger of the totality of their operations

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at a yet to be determined date.  Upon the completion of the anticipated merger, the Company will seek shareholder approval to change its name to Vision Energy Group.

The Company is presently moving its offices from Reno, Nevada to Las Vegas, Nevada.

The Company presently has 26,045,848 shares of common stock issued and outstanding.

Item 1 through Item 4 and Item 6 through Item 9 not applicable.


                                   SIGNATURE
                                   ---------
In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   O'Hara Resources, Ltd.



Date 09/09/04                   By: --------------------------
                                    Robert B. Vrooman
                                    Secretary and Chief Executive Officer


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